                                                                     Exhibit 21



Subsidiaries of the registrant.

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


Company                           State of Incorporation    DBA's
-------                           ----------------------    -----
Ablest Service Corp.              Delaware                  Ablest Staffing Services
                                                            Ablest Technology Services
                                                            ATS

Milestone Technologies, Inc.      Arizona                   Ablest Technology Services

PLP Corp.                         Alabama

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